                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             High Street Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:  N/A

     (2)  Aggregate number of securities to which transaction applies:  N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction:  N/A

     (5)  Total fee paid:  N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:  N/A

     (2)  Form, Schedule or Registration Statement No.:  N/A

     (3)  Filing Party:  N/A

     (4)  Date Filed:  N/A

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2002

         NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of High Street Corporation (the "Company") will be held at the Company's South Asheville office at 1310 Hendersonville Road, Asheville, North Carolina, on Tuesday, May 7, 2002, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

         1. The election of six Class II members of the Board of Directors of the Company for a term of three years and until their successors are duly elected and qualified.

         2. A proposal to ratify the selection of Whisnant & Company, LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

         3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 12, 2002 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Company Common Stock of record at such date will be entitled to notice of or to vote at the meeting.

         THE BOARD OF DIRECTORS WOULD APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

         A copy of the Company's Annual Report on Form 10-KSB containing the Company's financial statements for the year ended December 31, 2001, but omitting copies of the exhibits thereto, is enclosed. Upon written request of a shareholder, the Company will furnish without charge a copy of its 2001 Form 10-KSB, including copies of all exhibits thereto. Any such request should be submitted to Anne D. Martin, Secretary, High Street Corporation, 1310 Hendersonville Road, Asheville, North Carolina 28803.

                                           By Order of the Board of Directors

                                           /s/ J. Edgar McFarland

                                           J. EDGAR McFARLAND
                                           President and Chief Executive Officer

Asheville, North Carolina
April 8, 2002

                             HIGH STREET CORPORATION
                            1310 HENDERSONVILLE ROAD
                         ASHEVILLE, NORTH CAROLINA 28803

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of High Street Corporation (the "Company") to be held at the Company's South Asheville office at 1310 Hendersonville Road, Asheville, North Carolina, on Tuesday, May 7, 2002, at 10:00 a.m., local time (the "Meeting"). The purpose of the Meeting is to consider and act upon the following:

         1. The election of six Class II members of the Board of Directors of the Company for a term of three years and until their successors are duly elected and qualified.

         2. A proposal to ratify the selection of Whisnant & Company, LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

         3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

This Proxy Statement and accompanying Proxy are being sent to the shareholders of the Company commencing on or about April 8, 2002.

                                  THE MEETING

         The Meeting will be held at the Company's South Asheville office at 1310 Hendersonville Road, Asheville, North Carolina, on Tuesday, May 7, 2002, at 10:00 a.m. Local Time. This proxy statement and accompanying proxy are being sent to the shareholders of the Company commencing on or about April 8, 2002. Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

         Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by filing a written request or a duly executed proxy bearing a later date with the Secretary of High Street Corporation, 1310 Hendersonville Road, Asheville, North Carolina 28803. In addition, the powers of the proxy holder will be suspended if the person executing the proxy is present at the Meeting and elects to vote in person. Proxies received in such form will be voted as therein set forth at the Meeting or any adjournment thereof.

         The only matters to be considered at the meeting, so far as is known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Shareholders and routine matters incidental to the conduct of the Meeting. However, if any other matters should properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

         Shareholders present or represented and entitled to vote on a matter at the Meeting or any adjournment thereof will be entitled to one vote on such matter for each share of the Company's Common Stock, no par value (the "Company Common Stock"), held by them of record at the close of business on March 12, 2002, which is the record date for determining the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares represented at the meeting demand a vote by ballot prior to the vote. The number of shares of Company Common Stock outstanding at the close of business on March 12, 2002 was 1,748,421.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Company Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Since many of our shareholders cannot attend the Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

                          COMPLETION OF REORGANIZATION

         The Company was organized for the purpose of forming a holding company for High Street Banking Company, a North Carolina banking corporation (the "Bank"). On October 31, 2001, the Company completed a share exchange with the Bank pursuant to which each share of the common stock of the Bank was automatically exchanged for one share of the Company Common Stock, and the Bank became a wholly owned subsidiary of the Company. Prior to the completion of the share exchange, the Company had no assets and conducted no business. All disclosures in this proxy statement with respect to the Company and its operations include the operations of the Bank prior to the completion of the share exchange.

                PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT

         The following table sets forth, as of February 20, 2002, information as to the beneficial ownership of the Company Common Stock by (i) each beneficial holder of more than 5% of the Company Common Stock, (ii) each Director of the Company (including nominees) and (iii) all Directors (including nominees) and executive officers of the Company as a group (21 persons):

         NAME AND ADDRESS                   SHARES OF COMMON   PERCENT OF COMMON
         OF BENEFICIAL OWNER(1)             STOCK OWNED(2)     STOCK OUTSTANDING
         ----------------------             ----------------   -----------------

         J. Edgar McFarland                     63,314 (3)            3.5%
         918 Merrimon Avenue
         Asheville, NC  28804

         Hurshell H. Keener                     73,135 (4)            4.2%
         P.O. Box 3349
         Hickory, NC  28603-3349

         Karl H. Straus                          9,760 (5)             (6)
         P.O. Box 7625
         Asheville, NC  28802

         Wilbur F. Boswell, III                 11,395 (7)             (6)
         132 Tara Place
         Hendersonville, NC  28739

         M. Hunt Broyhill                       37,031 (8)            2.1%
         P. O. Box 500
         Lenoir, NC  28645

         Lynda Lea DeHart                       14,458 (9)             (6)
         110 North Center St.
         Hickory, NC  28601

         James R. Hodges, M.D.                   7,600 (10)            (6)
         520 25th Ave., N.W.
         Hickory, NC  28601

         Jimmy R. Jacumin                       42,760 (11)           2.4%
         3690 Miller Bridge Rd.
         Connelly Springs, NC  28612

         Christine M. McGuire                   14,885 (12)            (6)
         26 Cedarcliff Road
         Asheville, NC  28803

         M. M. Pearlman                          4,856 (13)            (6)
         P.O. Box 8445
         Asheville, NC  28814-8445

         Robert B. Peterson                     17,063 (14)            (6)
         20 Clovelly Way
         Asheville, NC  28803

         Robert A. Richie                       17,888 (15)            (6)
         12 Cedar Chine
         Asheville, NC  28803

         Carl H. Ricker, Jr.                   279,416 (16)          16.0%
         108 Pinetree Drive
         Swannanoa, NC  28778

         Victor C. Shealy, Jr.                  20,131 (17)           1.1%
         P.O. Box 2805
         Asheville, NC  28802

         A. Alex Shuford                        19,772 (18)           1.1%
         1627 Cauble Dairy Road
         Hickory, NC  28602

         John T. South                          12,471 (19)            (6)
         1567 Patton Avenue
         Asheville, NC  28806

         John S. Stevens                         9,071 (20)            (6)
         478 Merrills Cove Road
         Asheville, NC  28803

         William F. Stokes, Jr.                  6,905 (21)            (6)
         P. O. Box 883
         Etowah, NC  28729

         Pamela M. Turner                       27,748 (22)           1.6%
         P.O. Box 8100
         Asheville, NC  28814

         All Directors and executive
           officers as a group (21 persons)    723,918 (23)          38.2%

--------------------

(1) The information about the Directors was furnished to the Company by the Directors.

(2) All shares are owned directly and with sole voting and dispositive power except as otherwise noted.

(3) Includes an aggregate of 2,779 shares held by Mr. McFarland's wife and children, as to which shares Mr. McFarland disclaims beneficial ownership. Also includes 17,185 shares held in a self-directed Individual Retirement Account (IRA), as to which shares Mr. McFarland has sole voting and dispositive power. Also includes 42,240 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(4) Includes an aggregate of 12,100 shares held by Mr. Keener's children and grandchildren, as to which shares Mr. Keener has voting power. Also includes 9,020 shares held by Hawksridge Farms, Inc. and 8,250 shares held by Vanguard Realty, Inc., corporations controlled by Mr. Keener. Also includes 4,865 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(5) Includes 1,550 shares held by Mr. Straus's spouse, as to which shares Mr. Straus disclaims beneficial ownership. Also includes 1,100 shares held by the Profit Sharing and Retirement Plan of Patla Straus Robinson & Moore, P.A., as to which shares Mr. Straus disclaims beneficial ownership. Mr. Straus is Of Counsel to such law firm and a participant in such Plan. Also includes 4,910 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(6)      Less than 1%.

(7) Includes 2,750 shares held by Mr. Boswell's wife as to which shares Mr. Boswell disclaims beneficial ownership. Also includes 4,795 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(8) Includes 26,129 shares held by Broyhill Investments, Inc., a corporation of which Mr. Broyhill is President and a shareholder. Also includes an aggregate of 2,200 shares held by Mr. Broyhill's children, as to which shares Mr. Broyhill disclaims beneficial ownership. Also includes 4,502 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(9) Includes 3,458 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(10) Includes 1,870 shares held in a self-directed IRA, as to which shares Dr. Hodges has sole voting and investment power. Also includes 4,520 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(11) Includes 4,700 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(12) Includes 5,500 shares held by Ms. McGuire's husband, as to which shares Ms. McGuire disclaims beneficial ownership. Also includes 3,885 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(13) Includes 2,106 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(14) Includes 3,850 shares held by Mr. Peterson's wife, as to which shares Mr. Peterson disclaims beneficial ownership. Also includes 4,795 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(15) Includes an aggregate of 2,200 shares held by Mr. Richie's children, as to which shares Mr. Richie disclaims beneficial ownership. Also includes 4,688 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(16) Includes 1,100 shares held by Mr. Ricker's child, as to which shares Mr. Ricker disclaims beneficial ownership. Also includes 2,995 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(17) Includes 9,900 shares held by Citizen's Fuel Co., a corporation of which Mr. Shealy is President and Chief Executive Officer. Also includes an aggregate of 6,179 shares held by Mr. Shealy's family members, as to which shares Mr. Shealy disclaims beneficial ownership. Also includes 3,832 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(18) Includes 2,200 shares in a self-directed IRA as to which shares Mr. Shuford has sole voting and investment power. Also includes 5,472 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(19) Includes 4,771 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(20) Includes 5,221 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(21) Includes 4,705 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(22) Includes 11,000 shares held by Ms. Turner's husband, as to which shares Ms. Turner disclaims beneficial ownership. Also includes 5,748 shares subject to options that are currently exercisable or exercisable within the next 60 days.

(23) Includes an aggregate of 337 shares held by the children of Anne D. Martin, an executive officer of the Company, as to which shares Ms. Martin disclaims beneficial ownership. Also includes 5,793 shares held in a self-directed IRA for the benefit of Ms. Martin, as to which shares Ms. Martin has sole voting and dispositive power. Also includes 44 shares held by the spouse of A.C. Honeycutt, Jr. an executive officer of the Company, as to which shares Mr. Honeycutt does not disclaim beneficial ownership. Also includes 1,300 shares held in a self-directed IRA for the benefit of Mr. Honeycutt, as to which shares Mr. Honeycutt has sole voting and dispositive power. Also includes 18,700 shares held by Ms. Martin and 6,600 shares held by Mr. Honeycutt subject to options that are currently exercisable or exercisable within the next 60 days. Also includes 550 shares held by Mr. Honeycutt subject to options that will become exercisable April 21, 2002 and 550 shares held by Mr. Honeycutt subject to options that will become exercisable May 23, 2002. See also notes (3) through (22) for shares beneficially owned by directors.


                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of Directors shall be 21, subject to increase or decrease by the shareholders or Board of Directors in accordance with the Bylaws. The Company currently has 19 Directors and two vacant directorships. Vacancies on the Board may be filled by a majority of the remaining Directors, pursuant to the Bylaws and authority granted by the shareholders. If a Director is appointed to fill a vacancy, the term of such Director will expire at the next meeting of shareholders at which Directors are elected. The Company has no current plans to fill the vacant directorships.

         The Company's 19 Directors are divided into three classes. The terms of the six Directors in the second class ("Class II") will expire at the Meeting. The terms of the seven Directors in the third class ("Class III") will expire at the 2003 Annual Meeting of Shareholders. The terms of the six Directors in the first class ("Class I") will expire at the 2004 Annual Meeting of Shareholders. At each annual shareholder's meeting, Directors are elected for terms of three years to succeed those whose terms then expire.

         The Board of Directors of the Company has nominated the following six persons for election as Class II Directors at the Meeting.

                  Lynda Lea DeHart
                  James R. Hodges
                  Jimmy R. Jacumin
                  Robert A. Richie
                  John T. South
                  Karl H. Straus

         Each of the Class II nominees is currently a member of the Board of Directors whose current term expires at the Meeting. Information as to each nominee is included in the table of information about the Directors below.

         It is the intention of the persons named in the accompanying Proxy to vote all proxies solicited by the Board of Directors FOR the six nominees listed above unless authority to vote for the nominees or any individual nominee is withheld by a shareholder in such shareholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the Meeting, an event not now anticipated, the proxies will be voted for up to six nominees including such substitutes as shall be designated by the Board of Directors. Directors are elected by a plurality of the votes cast. Provided a quorum (a majority of the outstanding shares) is represented at the Meeting, abstentions and shares not voted are not taken into account in determining a plurality. Cumulative voting for Directors is not permitted.

         The following table sets forth as to each Director (including nominees), his or her name, the year he or she was first elected as a Director, age as of March 12, 2002, principal occupation during the last five years, and the Class and term for which he or she is currently serving as a Director. The information about the Directors was furnished to the Company by the Directors.

                                    CLASS II
                         (CURRENT TERMS EXPIRE IN 2002)

  NAME &
  DIRECTOR SINCE           AGE  PRINCIPAL OCCUPATION(S) DURING LAST FIVE YEARS
  --------------           ---  ----------------------------------------------

  Lynda Lea DeHart         60   Managing Partner and Broker in Charge of
  1997                          Prudential Hickory Metro Real Estate (a real
                                estate firm specializing in residential sales, residential relocation, commercial sales and leasing).

  James R. Hodges, M.D.    56   Partner, Family Practice Associates of Hickory,
  1997                          P.A. (Board-certified physicians in family
                                practice medicine).

  Jimmy R. Jacumin         65   Retired President, Jacumin Engineering & Machine
  1997                          Company (JEMCO) (builder of continuous bleaching
                                equipment for the textile industry).

  Robert A. Richie         61   President and Chief Executive Officer, Pisgah
  1997                          Expressions, Inc., d/b/a Cherie's Hallmark
                                Retail Greeting Cards and Gifts (a retailer of cards and gifts).

  NAME &
  DIRECTOR SINCE           AGE  PRINCIPAL OCCUPATION(S) DURING LAST FIVE YEARS
  --------------           ---  ----------------------------------------------

  John T. South            81   Chairman, South College of Asheville, North
  1997                          Carolina (private college); Chairman, South
                                College of Knoxville, Tennessee (private junior college) since 1989; Chairman, South University of Savannah (private college with campuses in Savannah, GA, Columbia, SC, West Palm Beach, FL, and Montgomery, AL) since 1983.

  Karl H. Straus           81   Of Counsel, Patla Straus Robinson & Moore, P.A.
  1997                          (attorneys);  Vice-Chairman of the Board of the
                                Company and the Bank.


                                    CLASS III
                         (CURRENT TERMS EXPIRE IN 2003)

  NAME &
  DIRECTOR SINCE           AGE  PRINCIPAL OCCUPATION(S) DURING LAST FIVE YEARS
  --------------           ---  ----------------------------------------------

  Wilbur F. Boswell, III   62   Retired Executive Vice President and Chief
  1997                          Operating Officer, Ecusta Corporation
                                (manufacturer of lightweight paper).

  Hurshell H. Keener       72   Chairman of the Board of the Company and the
  1997                          Bank; Chairman Emeritus, Leathercraft, Inc.
                                (manufacturer of leather seating for home and office) since January 2000; Chairman of the Board of Leathercraft, Inc. from 1969 through
                                January 2000; President of Keener Realty Company
                                (real estate development) since 1980; Chairman of the Board of Hawksridge Farms, Inc.
                                (wholesale nursery grower) since 1969.

  J. Edgar McFarland       57   President and Chief Executive Officer of the
  1997                          Company; President and Chief Executive Officer
                                and Principal Organizer of the Bank since
                                January 1996.

  M. M. Pearlman           66   Retired President and Chief Executive Officer,
  1997                          Pearlman's Stores, Inc. (furniture retailers for
                                the home and office).

  Carl H. Ricker, Jr.      59   President, Azalea Development Company
  1998                          (commercial real estate development).

  Victor C. Shealy, Jr.    67   President, Citizen's Fuel Co. (distributor,
  1997                          wholesaler and retailer of BP, Amoco, Exxon
                                Mobil petroleum products, and operator of a chain of convenience stores).

  John S. Stevens          68   Attorney/Shareholder, Roberts & Stevens, P.A.
  1997                          (law firm); Director, Lawyers Mutual Liability
                                Company (legal malpractice insurance carrier).

                                     CLASS I
                         (CURRENT TERMS EXPIRE IN 2004)

  NAME &
  DIRECTOR SINCE           AGE  PRINCIPAL OCCUPATION(S) DURING LAST FIVE YEARS
  --------------           ---  ----------------------------------------------

  M. Hunt Broyhill         37   President, Broyhill Investments, Inc. (private
  1997                          asset management); CEO, Broyhill Asset
                                Management, LLC (commercial real estate and investments); President, Broyhill Family
                                Foundation, Inc. (a charitable foundation);
                                President, Broyhill Timber Resource, Inc. (land holdings); Vice President, Broyhill Realty, Inc.
                                (commercial real estate holdings); President,
                                H. B. Development, Inc. (commercial real estate holdings); President, Broyhill Investments
                                Diversified Family Holding S Corp (private investment firm); Vice President, BMC Inc.
                                (registered investment company); General
                                Partner, Fund of Funds LP (private investment firm); General Partner, CapitalSouth, SBIC (a private investment firm); Vice President,
                                PB Realty, Inc. (commercial real estate
                                holdings).

  Christine M. McGuire     55   Community volunteer; Member of Executive
  1997                          committee, Asheville Area Arts Council; Member
                                of Executive committee, Pack Place Performing
                                Arts, Asheville; Member of Board, City of
                                Asheville Public Art Board; Member of Executive
                                Committee, Pack Place Education, Arts and
                                Science Center, Asheville; Chairperson,
                                Asheville Merchant's Association Foundation;
                                Member of Board, Warren Wilson College Board of
                                Trustees; Member of Board, NC School of the Arts
                                Foundation, Winston-Salem; Member of Board,
                                Asheville Parks & Greenway Foundation; Member of
                                Board, Urban Trail Committee.

  Robert B. Peterson       68   Retired Chairman and Chief Executive Officer,
  1997                          Sky City Stores, Incorporated (general
                                merchandise retailers).


  A. Alex Shuford          57   President and Chief Executive Officer,
  1997                          Century/Valdese Industries, Inc., a holding
                                company which owns Century Furniture Industries
                                (manufacturer of fine home furnishings), Valdese
                                Weavers (weavers of jacquard fabrics for home furnishings) and Expressions Custom Furniture
                                (manufacturer of custom furniture) since May
                                2000; Vice Chairman, Century/Valdese Industries,
                                Inc., from January 1997 to May 2000; Vice
                                President-Upholstery of Century Furniture
                                Industries from 1985 to December 1996.

  William F. Stokes, Jr.   63   Vice President and Secretary, Course Doctors,
  1997                          Inc. (golf course renovator and remodeler);
                                Retired Chief Executive Officer, Morrow
                                Insurance Agency, Inc. (property and casualty insurance brokerage).

  Pamela Mills Turner      58   Chairman, Mills Manufacturing Corporation
  1997                          (manufacturer of military parachutes).

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company meets bi-monthly generally on the third Tuesday of every other calendar month.

         The Board of Directors of the Company met eight times during the fiscal year ended December 31, 2001. Each Director attended at least 75% of the meetings of the Board of Directors of the Company and any committees on which such Director served during the period that he or she was a Director in the last fiscal year, except for Lynda Lea DeHart and M. M. Pearlman.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has established Executive, Personnel and Compensation, Audit, Loan and Investment, and Strategic Planning Committees. The Board of Directors of the Company does not have a Nominating Committee.

         The Executive Committee is composed of Wilbur F. Boswell, III (Chairman), Karl H. Straus, Hurshell H. Keener, J. Edgar McFarland, Robert B. Peterson, Carl H. Ricker, Jr., A. Alex Shuford and John S. Stevens. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of the Company, subject to certain restrictions on the authority of committees under the North Carolina Business Corporation Act. The Executive Committee met five times during 2001.

         The Personnel and Compensation Committee is composed of John T. South (Chairman), Wilbur F. Boswell, III, M. Hunt Broyhill, Lynda Lea DeHart, Hurshell
H. Keener, and Pamela M. Turner. The Personnel and Compensation Committee reviews and makes recommendations with respect to employee compensation and administers the Company's Management Stock Option Plan. The Personnel and Compensation Committee met one time during 2001.

         The Audit Committee is composed of Robert A. Richie (Chairman), Victor
C. Shealy, Jr., M. Hunt Broyhill, Robert B. Peterson, M. M. Pearlman and John S. Stevens, each of whom is an "independent director" as defined under the National Association of Securities Dealers' listing standards. The Audit Committee is responsible for examining or superintending the examination of the assets and liabilities of the Company, reporting upon such examination to the Board of Directors of the Company, reviewing audit procedures, providing oversight of compliance risk factors, and such other duties as may be required by law and authorized by the Board of Directors of the Company. The Audit Committee met four times during 2001.

AUDIT COMMITTEE REPORT

         In connection with its financial oversight responsibilities, the Audit Committee has:

         1. Reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2001.

         2. Discussed with Whisnant & Company, LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

         3. Received the written disclosures and the letter from Whisnant & Company, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Whisnant & Company, LLP their independence.

         4. Considered whether the provision of non-audit services by Whisnant & Company, LLP is compatible with maintaining auditor independence.

         Based on these actions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

         This report has been provided by the Audit Committee:

                  Robert A. Richie (Chairman)
                  Victor C. Shealy, Jr.
                  M. Hunt Broyhill
                  Robert B. Peterson
                  M. M. Pearlman
                  John S. Stevens

         The Loan and Investment Committee is composed of William F. Stokes, Jr. (Chairman), James R. Hodges, M.D., Jimmy R. Jacumin, Christine M. McGuire, Robert A. Richie, John T. South, and Pamela M. Turner. The Loan and Investment Committee is responsible for ensuring sound and profitable lending practices through the development of the Company's lending and investment policies and procedures, the maintenance of the Company's loan and investment portfolios, and the constant monitoring of loans and investments at periodic meetings. The Loan and Investment Committee met twelve times during 2001.

         The Strategic Planning Committee is composed of Carl H. Ricker, Jr. (Chairman), William F. Stokes, Jr., Hurshell H. Keener, Victor C. Shealy, Jr. ,
A. Alex Shuford, Christine M. McGuire and J. Edgar McFarland. The Strategic Planning Committee sets strategic goals, defines initiatives, evaluates strategic opportunities, and makes recommendations to the Board of Directors. The Strategic Planning Committee met one time during 2001.

EXECUTIVE OFFICERS

         Mr. McFarland, President and Chief Executive Officer, is a Director, and information about him is set forth above. Information about the Company's other executive officers who are not also Directors or nominees follows:

         Anne D. Martin, age 45, is Executive Vice President and Chief Financial Officer of the Company. From June 1980 to August 1993, Ms. Martin was a Vice President of Wachovia Bank of

North Carolina, N.A. Prior to her employment with the Company, Ms. Martin was a consultant with Competitive Resources Group from August 1993 to March 1995.

         A.C. Honeycutt, Jr., age 49, is Executive Vice President, Director of Risk Management responsible for risk management and credit administration. Prior to joining the Company in September 1997, Mr. Honeycutt was a Vice President of Wachovia Bank of North Carolina, N.A., where he worked for 13 years, specializing in credit administration and commercial real estate lending.

         All executive officers of the Company have been appointed to serve at the pleasure of the Board of Directors of the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

         Pursuant to an employment agreement with the Company, Mr. McFarland's salary is $150,000 per year. Any performance bonuses to be received by Mr. McFarland are to be determined from time to time by the Board of Directors of the Company. Mr. McFarland is also eligible to receive options to purchase Common Stock of the Company pursuant to the Company's Management Stock Option Plan. Pursuant to this plan, Mr. McFarland received options to purchase 52,800 shares of Common Stock during 1997 (as adjusted for a 10% share dividend effected on November 20, 2000).

         In addition, Mr. McFarland's employment agreement includes provisions for life, health and disability insurance, retirement benefits, 401(k) plan participation and other fringe benefits. The agreement, executed on August 25, 1997, provides for a five-year term of employment for Mr. McFarland. The agreement restricts Mr. McFarland from competing with the Company or interfering with clients during his employment with the Company and for a period of two years thereafter. In the event the Company terminates Mr. McFarland's employment without cause, the Company is obligated to pay Mr. McFarland's salary, exclusive of any bonuses, and life insurance premiums throughout the original contract period ending August 24, 2002.

         The Personnel and Compensation Committee of the Board of Directors of the Company determines the terms and conditions of employment of the Company's other management level employees. Generally, such terms and conditions include some or all of the following: performance bonuses, life insurance, retirement benefits, 401(k) plan participation, relocation arrangements and such other items as such Committee deems appropriate and desirable. Certain of these management level employees are also eligible to receive options to purchase Common Stock of the Company pursuant to the Company's Management Stock Option Plan. The Company is not currently paying direct compensation to any of its employees other than Mr. McFarland at a rate of $100,000 or more per year.

         The following table shows the compensation paid by the Company for the three fiscal years ended December 31, 2001 to or for the account of J. Edgar McFarland, the Company's Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                    OTHER ANNUAL      AWARDS
NAME AND PRINCIPAL     FISCAL    SALARY    BONUS    COMPENSATION   ------------
    POSITION            YEAR       ($)      ($)          ($)        OPTIONS (#)
------------------     ------    ------    -----    -------------  ------------

J. Edgar McFarland      2001     150,000     --       3,484 (1)         --
President & CEO         2000     150,000     --       3,484 (1)         --
                        1999     150,000     --       3,781 (1)         --

------------------
(1)  Life insurance premiums paid by the Company.

         The Company did not grant any stock options to Mr. McFarland during the fiscal year ended December 31, 2001. The following table sets forth information relating to the exercise of options during the fiscal year ended December 31, 2001 and the year-end value of unexercised stock options held by Mr. McFarland.

                         AGGREGATED OPTION EXERCISES IN
                         2001 AND YEAR-END OPTION VALUES


                                                    NUMBER OF
                                                     SHARES          VALUE OF
                                                   UNDERLYING      UNEXERCISED
                                                   UNEXERCISED     IN-THE-MONEY
                                                     OPTIONS        OPTIONS AT
                        SHARES                   AT YEAR-END (#)   YEAR-END ($)
                       ACQUIRED                  ---------------   -------------
                          ON         VALUE         EXERCISABLE/    EXERCISABLE/
       NAME          EXERCISE (#)  REALIZED ($)   UNEXERCISABLE    UNEXERCISABLE
------------------   ------------  ------------  ---------------   -------------

J. Edgar McFarland         0            0         42,240/10,560         0/0


DIRECTOR COMPENSATION

         Directors who are officers or employees of the Company receive no additional compensation for serving as Directors. The Company has a nonqualified Non-Employee Director Stock Option Plan as a means of compensating non-employee Directors in lieu of cash compensation. On December 31 of each year, each non-employee Director is granted an option to purchase shares of Company Common Stock. The number of shares issuable upon the exercise of the option equals the nearest whole number determined by dividing X by Y and multiplying the resulting amount by two, where X equals $250 multiplied by the number of Board of Directors and committee meetings attended during the previous year by such Director and Y equals the fair market value (as defined in the option plan) of a share of the Company Common Stock on December 31 of such year. In addition, Directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company and any of its committees.

CERTAIN TRANSACTIONS

         The Company leases its south Asheville, North Carolina office from Azalea Limited Partnership, a North Carolina limited partnership of which Carl
H. Ricker, Jr., a Director of the Company and the holder as of March 12, 2002 of approximately 16% of the outstanding Company Common Stock, is general partner. The south Asheville facility, comprising approximately 9,000 square feet of office space, is leased at a current rate of $189,384 per year with a 2% increase per year. The lease commenced September 16, 1997 and is for an initial term of 15 years, followed by three 10-year renewal options.

         On July 24, 2000, the Company opened a second Asheville, North Carolina branch in the north Asheville area. The Company leases the facility from She-Can, Co., a North Carolina general partnership of which Victor C. Shealy, Jr., a Director of the Company, and his spouse are general partners. The north Asheville branch, comprising approximately 1,850 square feet of office space, is leased at a current rate of $55,335 per year (subject to annual adjustment for improvements to the facility), with a 2% increase per year beginning in the sixth year of the lease term. The lease commenced on April 12, 2000 and is for an initial term of 15 years, followed by three 10-year renewal options.

         On November 9, 1998, High Street Investment Services, Inc., a wholly-owned subsidiary of the Bank ("HSIS"), entered into an agreement with Morrow Insurance Agency, Inc. ("Morrow") and certain affiliates of Kemper Insurance Companies ("Kemper"). Pursuant to this agreement, HSIS acts as a sponsor of Kemper insurance products, and representatives of Kemper and Morrow offer and sell Kemper insurance products to customers of HSIS. William F. Stokes, Jr., a Director of the Company, is Chairman, Chief Executive Officer and a shareholder of Morrow.

         John S. Stevens, a Director of the Company, is a shareholder in the law firm of Roberts & Stevens, P.A., which provides legal services to the Company from time to time.

         Karl H. Straus, a Director of the Company, is Of Counsel to the law firm of Patla Straus Robinson & Moore, P.A., which provides legal services to the Company from time to time.

         From time to time, the Company makes loans to Directors and executive officers. Any such loan must first be approved by a loan committee made up of members of the Company's management and by the Loan and Investment Committee of the Board of Directors of the Company, which then presents the loan to the full Board of Directors (other than the Director who is the proposed recipient of the loan) for approval. All such loans are made in the ordinary course of the Company's banking business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         On March 12, 2002, the Company had extensions of credit outstanding to Directors and executive officers in an aggregate amount of $7,959,688, an amount in excess of 20% of the Company's equity capital accounts at that time.

         It is anticipated that, from time to time, Directors and officers of the Company and their affiliates will obtain services from and enter into transactions with the Company in the normal course of the Company's business. It is the policy of the Company that all such services will be provided and transactions entered into on an arms-length basis on terms no less favorable to the Company than with unaffiliated parties, and will be conducted in accordance with all regulatory requirements regarding dealings and transactions with Directors, officers and other affiliates. Any material transaction, direct or indirect, with a Director or officer of the Company that is outside the normal course of the Company's business will be subject to approval by the disinterested members of the Board of Directors or a committee thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and certain persons who own more than 10% of the Company Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Directors, executive officers and such greater than 10% shareholders are required to furnish the Company copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to Directors, executive officers and greater than 10% shareholders were complied with on a timely basis.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         As recommended by the Audit Committee, the Board of Directors of the Company has selected Whisnant & Company, LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2002. This selection is being presented to the shareholders for their ratification at the Meeting. Whisnant & Company, LLP, an accounting firm which was established in 1974 and currently has a professional staff of 14, audited the Company's financial statements for the fiscal year ended December 31, 2001 and is considered by the Board of Directors of the Company to be well-qualified.

         AUDIT FEES. Whisnant & Company, LLP billed the Company $58,300 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB filed for the first three quarters of the fiscal year ended December 31, 2001. No more than 50% of the hours expended on the audit were performed by people other than full-time, permanent employees of Whisnant & Company, LLP.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2001, Whisnant & Company, LLP did not render any professional services to the Company for the design and implementation of financial information systems.

         ALL OTHER FEES. During the fiscal year ended December 31, 2001, the Company paid Whisnant & Company, LLP total non-audit fees of $17,550 for services provided to assist the Company with its quarterly regulatory reporting.

         AUDITOR INDEPENDENCE. The Audit Committee has considered whether the provision of services by Whisnant & Company, LLP other than the audit of the financial statements of the Company for fiscal 2001 and the review of the financial statements for the first three quarters of fiscal 2001 is compatible with maintaining auditor independence. Whisnant & Company, LLP has advised the Company that it has no direct or indirect financial interest in the Company.

         Representatives of Whisnant & Company, LLP are expected to be present at the Meeting with an opportunity to make a statement if they desire to do so and they are expected to be available to answer appropriate questions.

         The Board of Directors of the Company recommends a vote FOR the ratification of the selection of Whisnant & Company, LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and proxies solicited by the Board of Directors will be so voted unless shareholders specify a different choice.

MARKET FOR BANK AND COMPANY STOCK

         From April 8, 1998 through October 31, 2001, the Bank's Common Stock was quoted on the OTC Bulletin Board under the symbol "HSTE." Since November 1, 2001 the Company's Common Stock has been, quoted on the OTC Bulletin Board under the symbol "HSTC." The following table sets forth the high and low closing bid price for the Bank's Common Stock or the Company's Common Stock, as applicable, as reported on the OTC Bulletin Board for each quarter during the fiscal years ended December 31, 2000 and December 31, 2001 and during the first quarter of 2002:

                             Fiscal Years Ended or Ending December 31,
                    ----------------------------------------------------------
                           2000                2001                 2002
                    -----------------   -----------------   ------------------
                      High      Low       High      Low       High       Low
                    -------   -------   -------   -------   --------   -------
First Quarter        $8.18     $6.36     $9.00     $5.75     $10.25     $6.95

Second Quarter       $7.61     $6.36     $8.00     $7.00         --        --

Third Quarter        $8.18     $6.25     $7.76     $6.50         --        --

Fourth Quarter       $7.16     $6.00     $7.05     $6.46         --        --

The bid prices reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions and are adjusted to give retroactive effect to a 10% stock dividend effected November 20, 2000. The last closing price per share of the Company's Common Stock on the OTC Bulletin Board at March 22, 2002 was $9.00. As of March 12, 2002, the record date for the Meeting, the Company had issued and outstanding 1,748,421 shares of Common Stock held by approximately 772 holders of record. The Company has never paid a cash dividend on shares of its Common Stock.

                              SHAREHOLDER PROPOSALS

         Any proposal that a shareholder intends to present for action at the 2003 Annual Meeting of Shareholders, currently scheduled for May 6, 2003, must be received by the Company no later than December 10, 2002 in order for the proposal to be included in the proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders. In addition, if the Company receives notice of shareholder proposals after February 23, 2003, such proposals will be considered untimely and the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such proposals, without discussion of the matters in the proxy statement. Shareholder proposals should be sent to Anne D. Martin, Secretary, High Street Corporation, 1310 Hendersonville Road, Asheville, North Carolina 28803.

ANNUAL REPORT ON FORM 10-KSB

         THE COMPANY FILED ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001 WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2002. UPON WRITTEN REQUEST OF A SHAREHOLDER, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS 2001 ANNUAL REPORT ON FORM 10-KSB. ANY SUCH REQUEST SHOULD BE SUBMITTED TO ANNE D. MARTIN, SECRETARY, HIGH STREET CORPORATION, 1310 HENDERSONVILLE ROAD, ASHEVILLE, NORTH CAROLINA 28803.

ANNUAL DISCLOSURE STATEMENT

         THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2001, WHICH SERVES AS THE COMPANY'S ANNUAL DISCLOSURE STATEMENT PURSUANT TO FEDERAL BANKING REGULATIONS, IS BEING SENT TO SHAREHOLDERS OF THE COMPANY ALONG WITH THIS PROXY STATEMENT. SUCH ANNUAL DISCLOSURE STATEMENT HAS NOT BEEN REVIEWED, OR CONFIRMED FOR ACCURACY OR RELEVANCE, BY THE FDIC OR THE SECURITIES AND EXCHANGE COMMISSION.

                            HIGH STREET CORPORATION                       PROXY

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
              ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 2002

      The undersigned hereby appoints J. Edgar McFarland and Hurshell H. Keener, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock of the undersigned in High Street Corporation at the Annual Meeting of Shareholders to be held on May 7, 2002, and at any adjournment thereof.

      THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED (i) FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS FOR A THREE-YEAR TERM AND (ii) FOR RATIFICATION OF THE SELECTION OF WHISNANT & COMPANY, LLP AS INDEPENDENT ACCOUNTANTS. The Board of Directors recommends voting FOR each item.

1. ELECTION OF DIRECTORS FOR A THREE-YEAR TERM: Nominees are Lynda Lea DeHart, James R. Hodges, Jimmy R. Jacumin, Robert A. Richie, John T. South and
     Karl H. Straus.

        [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) I have written below)

        ______________________________________________________________________

        [ ] WITHHOLD AUTHORITY to vote for the listed nominees

2.   RATIFICATION OF SELECTION OF WHISNANT & COMPANY, LLP AS INDEPENDENT
     ACCOUNTANTS

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                            Dated :____________________,  2002.
                                            ____________________________________
                                            ____________________________________
                                            (When signing as attorney, executor,
                                            administrator, trustee, guardian,
                                            etc., give title as such. If joint
                                            account, each joint owner should
                                            sign.)